Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Westlake Chemical Partners LP (the "Partnership") on Form 10-Q for the fiscal quarter ended June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jean-Marc Gilson, President, Chief Executive Officer and Director of the general partner of the Partnership, and I, M. Steven Bender, Executive Vice President, Chief Financial Officer and Director of the general partner of the Partnership, certify, to the best of our knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Partnership.

Date:	August 6, 2025	/S/ JEAN-MARC GILSON
Jean-Marc Gilson
President, Chief Executive Officer and Director of Westlake Chemical Partners GP LLC (Principal Executive Officer)

Date:	August 6, 2025	/S/ M. STEVEN BENDER
M. Steven Bender
Executive Vice President, Chief Financial Officer and Director of Westlake Chemical Partners GP LLC (Principal Financial Officer)